UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):  December 9, 2004
                                                   ----------------------------


                          Pre-Paid Legal Services, Inc.
             (Exact Name of Registrant as Specified in Its Charter)


                                    Oklahoma
                 (State or Other Jurisdiction of Incorporation)


                               1-9293 73-1016728
           (Commission File Number) (IRS Employer Identification No.)


          One Pre-Paid Way
               Ada, OK                                              74820
(Address of Principal Executive Offices)                         (Zip Code)


                                 (580) 436-1234
              (Registrant's Telephone Number, Including Area Code)



          (Former Name or Former Address, if Changed Since Last Report)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On December 9, 2004, Pre-Paid Legal Services, Inc. (the "Company") entered into and consummated an agreement with Stonecipher Aviation, LLC, ("SA") to purchase a 1980 Beech King Air 200 airplane for a purchase price of $1,083,355. SA is 100% owned by Harland C. Stonecipher, the Company's Chairman and Chief Executive Officer, and his spouse. On the same date, the Company entered into and consummated an agreement to purchase a 1983 Mitsubishi MU-300 jet airplane owned by S & S Aviation, LLC ("SS&A") for a purchase price of $1,230,200. In connection with the purchase of this plane, the Company also agreed to pay the expenses associated with a pending avionics upgrade, inspection and maintenance estimated at $450,000. SS&A is owned 50% by the Stoneciphers and 50% by Wilburn Smith, the Company's national marketing director. On the same date, the Company also purchased the leasehold interest in a hangar building located at the Ada Municipal airport which is used as the hangar facility for the two purchased planes for a purchase price of $465,000 and also purchased certain equipment and furniture used at the facility for a purchase price of $9,272. The hangar and related equipment was purchased from SA, which constructed the hangar and acquired the equipment at its expense. Under the terms of the lease, which the Company assumed, which expires in 2027, the Company is obligated to pay annual rental of $10 per year. The purchase prices were paid in cash from the Company's existing cash resources. The Audit Committee of the Board of Directors and the full Board, with Mr. Stonecipher abstaining, approved all of the transactions. The prices for each of the planes and hangar were determined by independent appraisals and the related equipment and furniture was purchased for book value, which approximates fair market value. The Board determined that it was appropriate for the Company to acquire ownership of the airplanes and hangar in light of the fact that the planes are used almost exclusively in furtherance of the Company's business.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                          Pre-Paid Legal Services, Inc.


                          By:  /s/ Randy Harp
                               ------------------------------------------------
                               Randy Harp, Chief Operating Officer

Date:  December 9, 2004